Exhibit 99.2

GLOBALX 2023 Q1 MANAGEMENT TEAM UPDATE May 10th, 2023 NEO:JET | NEO: JET.B | OTCQB:JETMF

GLOBALX AGENDA 1. Q1 COMMENTARY 2. Q1 2023 FINANCIAL RESULTS 3. 2023 OUTLOOK 4. FLEET UPDATE 5. PASSENGER SALES 6. CARGO 7. PILOT RECRUITMENT 8. CAPITAL MARKETS

GLOBALX OUR APPROACH TO THIS BUSINESS We take a long term view of this business We seek to build a durable, sustainable and long term profitable US Charter Airline We continually re-invest in the business Add aircraft (PAX & CARGO) Hire and train pilots Use information technology to its full capabilities to move towards total total paperless airline We integrate ground handling and fueling to better control our product and reduce costs We seek diversified revenue streams to reduce overall risk

GLOBALX Q1 IS A REFLECTION OF OUR APPROACH CARGO – Certification, and entry into revenue stream CUBA – Strong foundation flying for 3 largest tour operators PILOTS – Investment in pay and benefits to reduce attrition along with intense focus on recruitment and training INFRASTRUCTURE – dispatchers, schedulers, flight attendants CERTIFICATIONS – DoD, IOAS, EASA

GLOBALX COMMENTARY ALL $USD Q1 is traditionally the slowest quarters in commercial aviation Significant scheduled maintenance during Q1 required reducing the effective fleet by 2 aircraft units every month during the quarter much reduced scheduled Maintenance in the second half of 2 Accelerated hiring and training of pilots and Flight attendants t execute sold summer schedule Added two major tour operators effective March 1 providing stable long term cash flows ($3M per month and increasing efficiencies) Finalized and received key certifications DOD/IOSA/TCO Signed LOI’s for 2 additional A320 Pax aircraft Deferral of Major US government contract Cargo certification – 1st freighter operating in Q1

GLOBALX DELIVERING AGAINST KEY METRICS Total BLH per/Month Avg BLH per/AC Pilot Pool Net AC Days per/Month

GLOBALX Q1 2023 RESULTS $32.2M Revenue $2.5M** EBITDAR Earnings Before Interest, Taxes, Depreciation, Amortization and Rent Key metric in aviation to properly compare airlines who purchase aircraft vs lease aircraft $(2.9M)** EBITDA Earnings Before Interest, Taxes, Depreciation, Amortization ** Adjusted for $500k in share based compensation, $1.4M for pilot training in excess of current requirements and $240k for an A321F lease accounting adjustment Proforma results for Q1 assuming on time aircraft deliveries and no contract deferral is breakeven as forecast

GLOBALX OUTLOOK 2023 Maintain 2023 revenue forecast base case $140+ Million & positive EBITDA (74% under contract) 12,827 hours contracted for 2023 to date with the potential to contract up to 10,000 additional hours depending on aircraft delivery dates This compares to 10,615 total hours contracted in 2022 2023 fleet size target @ year end o Passenger – 9 to 12 aircraft o Cargo – 2 to 6 aircraft In addition: Plan to launch robust Department of Defense Contracts operating in late Q3 Complete ETOPS (Extended Twin Engine Operations) – 180 Minutes Finalize Colombian AOC applications and initiate cargo operations in Latin America Focusing on expanding both Passenger and Cargo charter businesses

GLOBALX Summer Operations North America (scheduled flights)

GLOBALX Summer Operations EUROPE (scheduled flights)

GLOBALX 2023 AIRCRAFT ADDED TO THE FLEET N837 VA A320 N410GX A321F

GLOBALX FLEET EVOLUTION BY AIRCRAFT Deliveries are driven by: Capital Pilots Ability to get aircraft out of heavy maintenance pre delivery 2022E Operating Fleet Composition 2023E Operating Fleet Composition 2024E Operating Fleet Composition 100% Passenger 66% Passenger 33% Cargo 60% Passenger 40% Cargo

GLOBALX AIRCRAFT DELIVERY PLAN Base Plan 1. N285GX - A320P - #9 – Delivered 2. N411GX - A321F - #2 – May 28 Target Plan 1. N287GX - A319P - #10 – Q2 2. N412GX - A321F - #3 – Q2 3. N288GX – A320P - #11 – Q2 4. N453GX – A321F - #4 – Q3 5. N454GX – A321F - #5 – Q4 6. N436GX – A321F - #6 – Q4

GLOBALX PASSENGER SALES Revenue Streams Signed several key contracts: Two major tour operators: $3.0M per month 600+ ACMI hours with Lynx Air ($2.4M+) 240 hours per month with Red Way Air (Lincoln, NE) 150 hours per month for 4 months with Caribbean Airline (which could be extended) 2,000 ACMI hours per year with TUI for 3 years ($7M per year) Executed on our March Madness strategy Operated over 70 flights over 3 weeks, almost 50% of all flights for March Madness Focusing on securing NCAA Fall Football, DOD and other government businesses

GLOBALX CARGO Operated 21 days in Q1 Q2 – Second aircraft to start operations on June 1 First A321F – 100% dispatch reliability Operating costs and fuel burn less than forecast Lower belly loading system installed Big differentiator versus competition (737-800 and 757)

GLOBALX PILOT RECRUITMENT Grew pilot head count by 41% in Q1 Increased Pilot head count by another 30% in Q2 Utilizing major agreements have been implement increase pool of available pilots OSM Aviation Academy o CAE Pilot Program L3 Harris Pilot Pathway Program GlobalX Colombia – intended to attract Colombi American pilots without US Work permits to fly A32 freighters – eventually sponsor these pilots to work

GLOBALX INVESTOR RELATIONS NEO:JET | NEO: JET.B | OTCQB:JETMF Warrants Expired on April 26, 2023 4.6M SEVERAL INITIATIVES CONTINUING Digital program has increased mailing list by 14,000 names Attended two major microcap conferences Planet Micro Cap – Las Vegas o Sequire – Puerto Rico Registered to present at the Gravitas conference June 5 in Los Angeles Up listing to NASDAQ/NYSE planned in conjunction with growth capital/debt raise in 2023 CAP TABLE COMMON 37,965,572 CLASS A 5,537,313 CLASS B 13,217,209 Apr 28, 2021 7,537,313 1.50 29-Apr-26 Equity Financing Mar 28, 2022 4,838,707 1.24 28-Mar-24 Debenture Financing Total Options 570,668 Total RSUs 4,463,757 Total Outstanding Shares 56,720,094 Fully Diluted 74,130,539

GLOBALX Great Place To Work Certified MAY 2023-MAY 2024 USA NEO:JET | NEO: JET.B | OTCQB:JETMF